UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2023

Pioneer Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38991	83-4274253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

652 Albany Shaker Road, Albany New York		12211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 730-3025

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	PBFS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 21, 2023, Donald E. Fane resigned from the Board of Directors of Pioneer Bancorp, Inc. (the “Company”).

Mr. Fane did not cite any disagreements with the Company in connection with his resignation.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on November 21, 2023. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 20, 2023. All proposals were approved by the Company’s stockholders. The final results of the stockholder vote were as follows:

1.	Election of directors for three-year terms.

	For	Withheld	Broker Non-Votes
Stacy Hengsterman	20,945,235	2,162,995	1,127,347
Dr. James K. Reed	19,622,028	3,486,202	1,127,347
Edward Reinfurt	19,500,900	3,607,330	1,127,347
2.The ratification of the appointment of Bonadio & Co., LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

For	Against	Abstain	Broker Non-Votes
24,110,961	56,170	68,446	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIONEER BANCORP, INC.

(registrant)

November 21, 2023	/s/ Thomas L. Amell
Thomas L. Amell
President and Chief Executive Officer

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